EXHIBIT 10.14

                              CONSORTIUM AGREEMENT


                     This Academic Consortium Agreement made as of the 2nd day of February, 2005 (the "EFFECTIVE DATE") by and between Sonoma College, Inc., a California corporation having its principal place of business at 1304 South Point Boulevard, Suite 280, Petaluma California 95442 ("SONOMA") and National Holistic Institute, Inc., a California corporation, having its principal place of business at 5900 Hollis Street, Suite Q, Emeryville, CA 94608 ("NHI" and together with Sonoma, the "PARTIES" and each individually, a "PARTY").

                     WHEREAS each of the Parties has developed and created, educational, proprietary degree and/or certificate programs (each a "PROGRAM" and collectively, "PROGRAMS") which incorporate intellectual property and other proprietary rights of such Party, including without limitation Content (as defined herein); and

                     WHEREAS, Sonoma has developed proprietary technology to deliver its general educational courses to students which consists of software methodologies and other proprietary technologies, methods, plug-ins, trade secrets and know-how (the "SONOMA PLATFORM"); and

                     WHEREAS, the Parties agree that this academic consortium (the "Consortium") will provide Sonoma's Associate of Applied Science degree in Massage Therapy (AASMT) program to NHI students and graduates; and

                     WHEREAS, the Parties agree that this Consortium will provide NHI's Massage Therapists and Health Educator
(MTHE) program at Sonoma's campuses.

                     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

                     I.   DEFINITIONS.

                     "CONTENT"  means  curriculum  materials,   text,  pictures,
sound, graphics, video and data provided by a Party to the other Party, as such materials may be modified from time to time.

                     "INTELLECTUAL PROPERTY" means any and all now known or hereafter known tangible and intangible: (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark, servicemark, trade dress and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, and (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated, including without limitation logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

                     II.    RESPONSIBILITIES OF THE PARTIES.

                               A. The Parties  agree  that,  during the Term (as
defined herein), this Consortium will provide Sonoma's AASMT program to NHI students and graduates and that this Consortium will provide NHI's MTHE program at Sonoma's campuses.

                               B.  For  each  Program  identified   pursuant  to
Paragraph II A above (each a "Program"), the Parties shall complete and sign a separate Program specification (each a "PROGRAM SPECIFICATION") which shall reference this Agreement, and each such signed Program Specification shall be attached as an Exhibit to this Agreement and become a part of this Agreement. It is understood, however, that neither Party is obligated to license the use of a Program or any Content to the other Party until, unless, and only to the extent that a Program Specification is signed by both Parties.

                               C. Each Program  Specification shall describe the
Program, the responsibilities of each of the Parties in connection with the Program ("RESPONSIBILITIES"), any Content to be delivered to the other Party ("DELIVERABLES"), and the effective commencement date for the program ("PROGRAM COMMENCEMENT DATE"). Each of the Parties shall use its best efforts to perform its Responsibilities and deliver the Deliverables in accordance with the schedules set forth in the Program Specification.

                     III.   GRANT OF LICENSE.

                               A.  Subject to the terms and  conditions  of this
Agreement, each of the Parties shall grant the other Party a limited, non-exclusive, non-transferable, world-wide license ("LICENSE") to use any Content that it provides to the other Party pursuant to this Agreement, solely to the extent expressly set forth in the applicable Program Specification (the "INTENDED USE"). All fields of use not expressly included within the Intended Use are specifically excluded from the scope of the License. In no event will a Party remove or alter any proprietary notice of the other Party, or any third party, contained on or any of the Content without the prior written consent of the Party that provided such Content.

                     IV.    CONFIDENTIALITY.

                               A.   Confidential   Information.    "CONFIDENTIAL
INFORMATION" shall include all information and data furnished by one Party to the other, whether in oral, written, graphic or machine-readable form, including without limitation, code (source and object) specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, flow charts, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, student and suppliers names and data, proprietary ideas, concepts, know-how, methodologies and all other information related to the disclosing party's business. For purposes of this Agreement, Confidential Information shall not include, and the obligations provided hereunder shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of the recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure by the other party; (c) is independently developed by the recipient without the use of any Confidential Information provided by the



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

other party; (d) recipient rightfully obtained or obtains from a third party who has the right, without obligation to the other party, to transfer or disclose such information; or (e) is released or approved for release by the other party without restriction.

                               B. Care and Protection.  Each party shall protect
the other party's Confidential Information using at least the same standard of care that applies to its own similar Confidential Information, but not less than a reasonable standard of care.

                               C.  Exceptions.  Either  party may  disclose  the
other party's Confidential Information as required by any order of any government authority, or otherwise as required by law, or as necessary to establish and enforce that party's rights under this Agreement. Before
disclosing  the  other  party's  Confidential   Information  for  such  purpose,
reasonable effort must be made to notify the other party of the circumstances, and the parties shall cooperate with each other to obtain protection for the confidentiality thereof to the extend available.

                               D.   Term  of   Confidentiality.   Each   party's
obligation to protect the other party's Confidential Information shall expire five (5) years after the date of each respective disclosure thereof.

                     All of the provisions of this paragraph IV shall survive any termination of this Agreement.

                     V.     OWNERSHIP

                     A. Each Party acknowledges and agrees that it does not have any claim, right, title or interest in or to the other Party's Intellectual Property except as explicitly provided herein. Further, each Party acknowledges and agrees that it will use the other Party's Intellectual Property solely as expressly permitted under this Agreement and in a manner consistent with the terms and conditions of this Agreement. Nothing contained in this Agreement will give either Party any right, title or interest in or to any Intellectual Property of the other Party, except for the limited rights expressly granted hereunder. Each Party acknowledges and agrees that the other Party (and its licensors, if applicable) has complete authority to control the use of its Intellectual Property. Nothing in this Agreement contemplates the joint development, joint works of authorship, or joint ownership of any Intellectual Property, and this Agreement shall not be construed so as to effect such joint development, joint works of authorship or joint ownership. If the parties desire to engage in any joint development efforts during the Term, the ownership rights of such developments will be established in a writing signed by an authorized member of each Party and amended to this Agreement. Without limiting the foregoing, any Content provided by Sonoma to NHI pursuant to the Agreement ("SONOMA CONTENT"), the Sonoma Platform and all associated Intellectual Property rights are, and will remain, the sole and exclusive property of Sonoma or its third-party licensors, and no license, right, title, interest in and/or to the Sonoma Content or Sonoma Platform is granted to NHI except as set forth in this Agreement. Likewise, any Content or Platform provided by NHI to Sonoma pursuant to the Agreement ("NHI CONTENT") and all associated intellectual property rights are, and will remain, the sole



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

and exclusive property of NHI, and no license, right, title, interest in and/or to the NHI Content is granted to Sonoma except as set forth in this Agreement.

                     All of the provisions of this paragraph V shall survive any termination of this Agreement.

                     VI.    FEES, PAYMENT AND RELATED MATTERS.

                               A. All  tuition  and all other  fees  earned  and
received by either Party from a student in connection with the Programs (collectively, the "TUITION FEES") less any applicable taxes, duties, discounts, refunds or credits, provided that any discounts or credits are in accordance with the Program Administrator's standard policies, shall be collected by the Party that maintains administration and academic oversight of the Program as set forth in the Program Specification (the "PROGRAM ADMINISTRATOR"). The Parties agree that the Party collecting the Tuition Fees shall pay to the other Party a percentage (the "FEE PERCENTAGE") of the Tuition Fees earned and received by the Program Administrator in connection with the Program (the "NET FEES"), and both the Fee Percentage and the Net Fees shall be set forth in the applicable Program Specification.

                               B. The Program  Administrator  shall, in its sole
discretion, determine the amount of Tuition Fee and any other fees that are payable by a student enrolled in a Program.

                               C. Within  twenty (20) days after the end of each
calendar month during the Term, the Program Administrator shall deliver to the other Party the Fee Percentage of the Net Fees together with a certificate of a duly authorized and responsible employee of the Program Administrator setting forth the Net Fee calculations during such calendar month and any and all other information necessary for the determination of Tuition Fees payable to the other Party under this Agreement.

                               D. The Parties agree to review the Fee Percentage
set forth in each Program Specification each calendar quarter of the Term. Any amendments to the Fee Percentage shall not be effective unless it is stated in writing and is executed on behalf of each Party.

                               E.  The  Program  Administrator  will  keep  such
records as will enable the Fees payable hereunder to be accurately determined by the other Party. Such records will be retained by the Program Administrator and made available to auditors selected by the other Party for examination at the request and at the expense of the other Party during reasonable business hours at the offices of the Program Administrator as set forth in the Program Specification for a period of at least five (5) years after the date of the transactions to which the records relate. Any confidential information obtained by such auditors regarding the business of the Program Administrator shall be held in strict confidence by such auditors and the other Party, except as may be necessary to prosecute an action to collect Fees. The Program shall reimburse the other Party for the costs of such audit if the audit determines that the Fees due as stated in any such certificate is understated by more than five percent (5%).



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

                     VII.   WARRANTIES AND COVENANTS.

                               A. Each Party does hereby  represent  and warrant
that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation. Each party further warrants that the execution of this Agreement does not, and with the passage of time, will not, materially conflict with or constitute a breach under any other agreement, judgment of instrument to which it is currently a party or by which it is currently bound.

                               B. Each Party does hereby  represent  and warrant
that it currently has all material licenses, accreditations, certificates, permits, consents, franchises, approvals, authorizations, and other authorizations and approvals necessary to operate each of the Program(s) set forth on a Program Specification in the manner required by this Agreement and issued by appropriate entities that engage in granting or withholding approvals for and reguate post-secondary schools, their agents, or employees in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools, and the provision of financial assistance by and to such schools.

                               C. Each Party does hereby  represent  and warrant
to the other Party that: (i) it has the right to grant the license to use its Content without the other Party directly or indirectly being required to pay a royalty to any third party; (ii) to the best of its knowledge, use of its
Content or any part thereof will not infringe upon or violate the intellectual-property, publicity or privacy rights of any third party; (iii) to its knowledge any of its Content will not be defamatory, lewd, pornographic or obscene; (iv) to its knowledge that its Content will be in compliance with all applicable laws, and will not violate any laws regarding unfair competition, anti-discrimination or false advertising; (iv) no claim by any third party contesting the validity of any intellectual property rights in the Content has been made, is currently outstanding or, to the best knowledge of the Party, is threatened, and the Party has not received any notice of and is not aware of any fact indicating any infringement, misappropriation or violation by others of any intellectual property rights in its Content; (v) to its knowledge its Content will not contain any virus, worm, "trojan horse", time bomb or similar contaminating or destructive feature ; and (vi) it will not knowingly infringe the patent, copyright or other proprietary rights in the other Party's Content nor knowingly assist others in doing so.

                               D. EXCEPT AS STATED HEREIN,  THE SONOMA  PLATFORM
IS LICENSED AS-IS. IT IS UNDERSTOOD THAT SONOMA IS NOT MAKING AND EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT THE USE OF ANY OTHER PRODUCT MADE BY OR FOR NHI, EXCEPT THAT "THE SONOMA PLATFORM" AS CONTAINED IN THE DELIVERABLES AND STANDING ALONE, WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY.

                               E. EXCEPT AS STATED HEREIN,  EACH PARTY EXPRESSLY
DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT


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

LIMITATION  ANY  WARRANTIES  OF  MERCHANTABILITY  OR  FITNESS  FOR A  PARTICULAR
PURPOSE.

                               F.  REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS
OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE CONTENT OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF SUCH PARTY HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAS BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR AMOUNTS TO EXCEED THE FEE PERCENTAGE PAYMENTS RECEIVED AS A RESULT OF THIS AGREEMENT.

                     All of the provisions of this paragraph VII shall survive any termination of this Agreement.

                     VIII.  INDEMNIFICATION.

                               A.  GENERAL.  Each party agrees to indemnify  and
hold harmless the other and its affiliates, and their respective officers, agents and employees, from and against any and all loss, liability and expense (including reasonable attorneys' fees) suffered or incurred (collectively "DAMAGES") by reason of any third party claims, proceedings or suits based on or arising out of: (i) breach of its representations and warranties hereunder, or
(ii) any claim for infringement of any third party patent, copyright, trade secret, trademark or other proprietary right. Indemnification shall apply provided that the party seeking indemnification has given the indemnifying party prompt written notice of any such claim, permits the indemnifying party to defend the claim and have sole control over such defense, including appeals and all negotiations to affect settlement, and gives the indemnifying party all available information and assistance as is reasonably necessary for the defense.

                               B.  REMEDIES.  If either party  believes that any
Intellectual Property licensed or provided under this Agreement has become, or in the opinion of such party may become, the subject of a claim for infringement, the party may, at its election and expense: (i) procure for the other party the right to continue using the same, or (ii) replace or modify the same so that it becomes non-infringing. The party shall elect one of the above remedies in the event of a preliminary or permanent court order prohibiting use of the Intellectual Property on a temporary or permanent basis. This section states each party's entire right and liability and sole and exclusive remedies with regard to any intellectual property infringement.

                     All of the provisions of this paragraph VIII shall survive any termination of this Agreement.



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


                     IX.    TERM AND TERMINATION.

                               A. Term. The term of this Agreement  shall be for
a period of two (2) years from the Effective Date (the "INITIAL Term"). Upon expiration of the Initial Term, this Agreement shall renew for successive two
(2) year terms unless either Party shall give the other notice of its desire not to so renew the term no less than ninety (90) days prior to the expiration of the then-current two (2) year term (the Initial Term and each such renewal term, collectively, the "TERM"). Upon expiration of the Term, all rights and obligations of the parties under this Agreement shall be extinguished.

                               B.  Termination  for  Cause.   Either  party  may
terminate this Agreement during the Term as follows:

                                 (i) in the event of a breach by the other Party
of any of material term (including obligation to pay) of this Agreement if the breaching Party fails to correct or cure the breach within thirty (30) days after receipt of written notice stating the nature of the breach, the non-breaching Party shall have the option to: (i) continue this Agreement until the end of the then current student term; or (ii) immediately terminate this Agreement.

                                 (ii) the other Party is declared  insolvent  or
bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the federal Bankruptcy Act or any amendment to that Act that is not terminated within thirty (30) days.

                               C.  Effect  of   Termination   for  Cause.   Upon
Termination for Cause, the terminated Party shall indemnify the other Party for any Damages by reason arising out of such parties breach or insolvency and all other rights and obligations of the parties under this Agreement shall be extinquished.

                               D.   Effect   of   Expiration   of  the  Term  or
Termination without Cause. Upon termination or expiration of the Term for any reason other than for Cause, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) any provisions which must survive in order to give effect to their meaning, shall survive the completion, expiration, termination or cancellation of this Agreement.

                               E.   Within   ten  (10)   days  of  the  date  of
termination or expiration of this Agreement, each Party shall return to the other Party any Deliverables received by such Party pursuant to this Agreement or otherwise.

                     X.     MARKETING

                               A.  Press  Release.   The  Parties  will  jointly
develop a press release announcing this Agreement and the activities contemplated hereunder which shall be issued at a time mutually determined by the Parties. Prior to issuance of this initial press release, neither party shall issue any press release on its own or make any public statement, written,

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

oral, or otherwise, regarding this Agreement and the activities contemplated hereunder, without the other Party's prior written approval.

                               B. Marketing.  Following  issuance of the initial
press release, each party has the right to indicate publicly that it has entered into this Agreement and may promote the other Party on its respective Web site and in marketing materials, provided that each party will submit such materials to the other Party for prior approval, which shall not be unreasonably withheld or delayed. The parties may also jointly engage in public relations, trade shows, trade associations and other marketing activities in support of the launch and ongoing promotion of this Agreement as they mutually determine.

                     XI.    MISCELLANEOUS.

                               A. Any  assignment of this Agreement by one Party
requires the written consent of the other Party.

                               B.  The  headings  and  captions   used  in  this
Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

                               C.  The  failure  of  either   Party  to  require
performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be deemed to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

                               D. The Parties are  independent  contractors  and
engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contract or to assume any obligation for the other Party or to make any warranties or representations on behalf of the other Party.

                               E. If any  provision of this  Agreement is, or is
determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement

                               F.  This   Agreement   has  been  entered   into,
delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of California (without giving reference to choice-of-law provisions) from time to time in effect.

                               G. If a dispute  arises out of or relates to this
Agreement and if said dispute cannot be settled through direct discussions, the Parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American


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Arbitration  Association under its commercial  mediation rules of JAMS/Endispute
("JAMS"), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of California or to any Federal Court located within the State of California for any action arising out of, relating to, or in connection with, this Agreement, and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. Notwithstanding anything contained herein to the contrary, in the event of an arbitration proceeding or litigation brought pursuant to the terms of this Agreement, the prevailing Party shall be entitled to recover all costs of such proceeding or litigation (including reasonable attorney fees) from the other Party.

                               H.  This   Agreement   contains  the  entire  and
exclusive agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

                               I. Any notices  required to be given or delivered
to either party under the terms of this Agreement will be in writing and addressed to the party at the address and telephone number indicated below or such other address or telephone number as the party may designate, in writing, from time to time. All notices will be deemed to have been given or delivered upon: (i) personal delivery; (ii) two (2) business days after deposit with any return receipt express courier (prepaid); or (iii) one (1) business day after transmission and confirmed receipt by telecopier.


           If to Sonoma:

           1304 South Point Blvd., Suite 280
           Petaluma, CA 94954
           Attention: John Stalcup, President

           Fax: (707) 283-0808

           If to NHI:

           5900 Hollis Street, Suite Q
           Emeryville, CA 94608
           Attn: Mason Myers, President


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

                               J. Except for  failures to make any payment  when
due, neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

                               K. This  Agreement may be executed in two or more
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                     IN WITNESS WHEREOF, the Parties hereto have set their hands by their duly authorized representatives as of the day and year first above written.


Sonoma College, Inc                            National Holistic Institute, Inc.



By:                                            By:
   ------------------------------                 ------------------------------
   Name: John Stalcup, Ph.D.                      Name: Mason  Myers
   Title:   President                             Title: President






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


                                    EXHIBIT A

PROGRAM SPECIFICATION - ASSOCIATE OF APPLIED SCIENCE IN MASSAGE THERAPY (AASMT)

PROGRAM

Associate of Applied Science degree in Massage Therapy (AASMT) program

DELIVERABLES

Sonoma shall supply to NHI, in such a form and at such times as mutual agreed by the Parties, the following Deliverables:

      1.  All curricula for core competency courses to be taught in the classes.

      2.  Student handbooks for the AASMT program.

      3. AASMT Program application forms, marketing material and such other information as Sonoma, in its sole discretion deems necessary.

SONOMA RESPONSIBILITIES

      1. Sonoma shall offer potential students the ability to enroll in the Associate of Applied Science degree in Massage Therapy (AASMT) and attend classes at Sonoma College's online campus.

      2. Sonoma shall have primary responsibility for the administrative and academic oversight of every aspect of the AASMT Program. Sonoma shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students enrolled through NHI.

      3. Sonoma shall provide NHI with such Sonoma Content and support as Sonoma reasonably deems necessary for NHI and its employees to provide potential students with information about the AASMT Program and submit an application form, which shall include without limitation marketing material and the AASMT Program application forms.

      4. Sonoma shall be responsible for storing all student, faculty, and administrative records at the Sonoma main campus.

      5. Sonoma shall supply NHI with sources for all textbooks that are required as part of the AASMT Program.

      6. Sonoma shall provide online delivery of all courses AASMT Program through the Sonoma Platform to students enrolled in the AASMT Program.

      7. Sonoma will hire qualified instructors to teach all of the online courses offered in the AASMT Program.

NHI RESPONSIBILITIES

      1.  NHI shall promote the AASMT Program to NHI students and graduates.

      2. NHI shall promptly forward all leads to Sonoma it obtains for the AASMT Program.

FEE PERCENTAGE

Of the Tuition Fees earned and received by Sonoma for the AASMT Program from students provided to Sonoma by NHI, Sonoma will subtract twenty-five percent (25%) to cover direct expenses and the remainder will be the Net Fees pursuant to Paragraph VI of the Agreement. Of


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

the Net Fees, Sonoma shall pay NHI a Fee Percentage of twenty-five percent (25%) and Sonoma shall receive a Fee Percentage of seventy-five percent (75%).

MARKETING FEE TO NHI

Sonoma shall pay NHI $2,500 per month for the term of this Agreement beginning at the Program Commencement Date. This is in addition to the Fee Percentage described above. At the first anniversary of the Program Commencement date, however, Sonoma may elect to cease making this monthly payment at its sole discretion provided Sonoma gives notice to NHI no less than sixty (60) days prior to the first anniversary of the Program Commencement date and that the restrictions contained in the Non-Compete provision shall immediately cease. NHI will provide documentation for NHI's marketing activities periodically or upon request by Sonoma.

PROGRAM COMMENCEMENT DATE

The Parties agree to use reasonable efforts to begin the first consortium AASMT courses at a mutually agreed upon date as soon as practical after the Effective Date.

ALTERNATE TERMINATION

The Parties agree that Sonoma may not teach a schedule, unless mutually agreed otherwise, where there are less than five (5) students actually starting the coursework. The Parties also agree that after six (6) months of operating the AASMT Program, Sonoma may cease to offer the program if the number of students in each actual start averages less than ten (10) students; provided, however, that in the event of such cessation, the restrictions contained in the Non-Compete provision shall immediately cease.

TUITION FEES AND COURSE BOOKS

The tuition fee for the AASMT Program offered is $8,000 in addition to student fees which total approximately $250 per semester for a total of $500 for both semesters. Books and supplies are approximately $500 for the entire AASMT Program. Sonoma will provide NHI students and graduates with a $500 scholarship provided that the scholarship complies with all regulatory restrictions and provided that the scholarship be used solely against the published tuition price. This scholarship shall only be available to NHI students and graduates. And, NHI students and graduates shall be offered the best scholarship that Sonoma offers any prospective student.

NHI RIGHT OF FIRST REFUSAL TO PURCHASE THE AASMT PROGRAM FROM SONOMA

Should Sonoma propose to accept a bona fide offer (a "Purchase Offer") from any entity to purchase the AASMT Program, solely as a stand alone asset and not in conjunction with the sale of any other assets of Sonoma, Sonoma shall promptly deliver a notice (the "Notice") to NHI stating the terms and conditions of such Purchase Offer including, without limitation, the assets to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of the prospective purchaser or transferee. If the Purchase Offer includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by Sonoma in good faith and included in the Notice to NHI. At any time within 30 days of receipt of the Notice, NHI may, by giving written notice to Sonoma, elect to Purchase the

AASMT Program from Sonoma at the Purchase Offer. Payment of the purchase price by NHI to Sonoma shall be within 60 days after receipt of the Notice.

NON-COMPETE

NHI agrees that for a period from the Effective Date of this Agreement until one
(1) year after the termination of this Program, it will not offer an online associates degree in massage therapy within any of the following counties:
Marin, Sonoma, Napa, Yolo, Sacramento, Solano, Contra Costa, Alameda, San Joaquin, Santa Clara, Santa Cruz and San Mateo. After the termination of this Program, NHI has the right to immediately cancel the Restrictive Covenants set forth in this Section by paying $1,000 for every month remaining in the Restrictive Covenants.

NHI acknowledges and agrees that the restrictive covenants set forth in this Section headed "Non-Compete" (the "RESTRICTIVE COVENANTS") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.



Sonoma College, Inc                          National Holistic Institute, Inc.



By:                                          By:
   --------------------------------              -------------------------------
   Name:  John Stalcup, Ph.D.                    Name:  Mason Myers
   Title: President                              Title: President

                                    EXHIBIT B

     PROGRAM SPECIFICATION - MASSAGE THERAPIST AND HEALTH EDUCATOR (MTHE) AT
                            SONOMA'S PETALUMA CAMPUS

PROGRAM

Massage Therapist and Health Educator (MTHE) program at Sonoma's Petaluma campus.

NHI RESPONSIBILITIES

      1. NHI shall offer potential students the ability to enroll in NHI's Massage Therapist and Health Educator (MTHE) program and attend classes at Sonoma's Petaluma campus.

      2. NHI shall have primary responsibility for the administrative and academic oversight of every aspect of the MTHE Program. NHI shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students.

      3. NHI shall provide Sonoma with such NHI Content and support as NHI reasonably deems necessary for Sonoma and its employees to provide potential students with information about the MTHE Program and submit an application form, which shall include without limitation marketing material and the MTHE Program application forms.

      4. NHI shall be responsible for storing all student, faculty, and administrative records at NHI"s main campus. 5. NHI shall deliver all courses of the MTHE Program. 6. NHI will hire qualified instructors to teach all of the courses offered in the MTHE Program.

SONOMA RESPONSIBILITIES

      1. Sonoma shall promptly forward all potential students it obtains for the MTHE Program to NHI.

FEE PERCENTAGE

Of the Tuition Fees earned and received by NHI for the MTHE Program from students provided to NHI by Sonoma, NHI will subtract fifty percent (50%) to cover direct expenses and the remainder will be the Net Fees pursuant to Paragraph VI of the Agreement. Of the Net Fees, NHI shall pay Sonoma a Fee Percentage of twenty-five percent (25%) and NHI shall receive a Fee Percentage of seventy-five percent (75%).

FACILITIES FEE TO SONOMA

NHI shall pay Sonoma a fee for usage of their facilities of $50 per month per student. If the student was not in school the entire month, NHI shall pay Sonoma a pro rata percentage of this fee. Sonoma agrees to allow NHI to paint and decorate the classroom(s) to be used with prior approval from Sonoma on colors and style.

PROGRAM COMMENCEMENT DATE.

The Parties agree to use reasonable efforts to begin the first consortium MTHE courses at Sonoma's Petaluma campus at a mutually agreed-upon date as soon as practical after receiving all necessary approvals.

TUITION FEES AND COURSE BOOKS

The Tuition Fee for the MTHE Program offered is $12,175.

ALTERNATE TERMINATION

The Parties agree that NHI may not teach a schedule, unless mutually agreed otherwise, where there are less than five (5) students actually starting the coursework. The Parties also agree that after six (6) months of operating the MTHE Program in Petaluma, NHI may cease to offer the program if the number of students in each actual start averages less than ten (10) students; provided, however, in the event of such cessation, the restrictions contained in the Non-Compete provision shall immediately cease.

TRANSITION PERIOD

The Parties will mutually agree on the timing and logistics of the transition of Sonoma's residential Petaluma massage therapy students to NHI's program.

NON-COMPETE

Sonoma agrees that for a period from the Effective Date of this agreement until one (1) year after the termination of this Program, the only program it will offer in massage therapy in the counties of Marin, Sonoma, Napa, Yolo, Sacramento, Solano, Contra Costa, Alameda, San Joaquin, Santa Clara, Santa Cruz and San Mateo will be the Associate of Applied Science in Massage Therapy (AASMT) online program.

Sonoma acknowledges and agrees that the restrictive covenants set forth in this Section headed "Non-Compete" (the "RESTRICTIVE COVENANTS") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.


Sonoma College, Inc                          National Holistic Institute, Inc.



By:                                          By:
   --------------------------------             --------------------------------
   Name:  John Stalcup, Ph.D.                   Name: Mason Myers
   Title: President                             Title:   President

                                   EXHIBIT C


     PROGRAM SPECIFICATION - MASSAGE THERAPIST AND HEALTH EDUCATOR (MTHE) AT
                         SONOMA'S SAN FRANCISCO CAMPUS

PROGRAM

Massage Therapist and Health Educator (MTHE) program at Sonoma's San Francisco campus.

This Program will be separated into two segments, Part I and Part II. Part I shall apply to the time period from the Effective Date of this Agreement until a date mutually agreed upon by both Parties to begin Part II, at which point NHI's MTHE Program would be offered at Sonoma's San Francisco Campus.

                    PART I - MTHE AT NHI'S EMERYVILLE CAMPUS

NHI RESPONSIBILITIES

      1. NHI shall offer potential students the ability to enroll in NHI's Massage Therapist and Health Educator (MTHE) program and attend classes at NHI's Emeryville campus.

      2. NHI shall have primary responsibility for the administrative and academic oversight of every aspect of the MTHE Program. NHI shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students.

      3. NHI shall provide Sonoma with such NHI Content and support as NHI reasonably deems necessary for Sonoma and its employees to provide potential students with information about the MTHE Program and submit an application form, which shall include without limitation marketing material and the MTHE Program application forms.

      4. NHI shall be responsible for storing all student, faculty, and administrative records at NHI"s main campus. 5. NHI shall deliver all courses of the MTHE Program. 6. NHI will hire qualified instructors to teach all of the courses offered in the MTHE Program.

SONOMA RESPONSIBILITIES

      1. Sonoma shall cease to enroll new students in its massage therapy certificate program at its San Francisco campus within sixty (60) days of the Effective Date. Sonoma will offer the NHI MTHE program as the prerequisite for Sonoma's AASMT program and NHI will work with Sonoma to ensure that Sonoma maintains its authority to offer the AASMT program.

      2. Sonoma shall promptly forward all potential students it obtains for the MTHE Program to NHI.

FEE PERCENTAGE

Of the tuition revenue earned by NHI for the MTHE Program from students provided to NHI by Sonoma, NHI will subtract fifty percent (50%) to cover direct expenses and the remainder will be the Net Fees pursuant to Paragraph VI of the Agreement. Of the Net Fees, NHI shall pay Sonoma a Fee Percentage of twenty-five percent (25%) and NHI shall receive a Fee Percentage of seventy-five percent (75%).

                 PART II - MTHE AT SONOMA'S SAN FRANCISCO CAMPUS

NHI RESPONSIBILITIES

      1. NHI shall offer potential students the ability to enroll in NHI's Massage Therapist and Health Educator (MTHE) program and attend classes at Sonoma's San Francisco campus.

      2. NHI shall have primary responsibility for the administrative and academic oversight of every aspect of the MTHE Program. NHI shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students.

      3. NHI shall provide Sonoma with such NHI Content and support as NHI reasonably deems necessary for Sonoma and its employees to provide potential students with information about the MTHE Program and submit an application form, which shall include without limitation marketing material and the MTHE Program application forms.

      4. NHI shall be responsible for storing all student, faculty, and administrative records at NHI"s main campus. 5. NHI shall deliver all courses of the MTHE Program. 6. NHI will hire qualified instructors to teach all of the courses offered in the MTHE Program.

SONOMA RESPONSIBILITIES

      1. Sonoma shall promptly forward all potential students it obtains for the MTHE Program to NHI.

FEE PERCENTAGE

The Fee Percentage for Part II will be mutually agreed upon by both Parties, and both Parties intend for the Fee Percentage to be similar to the following: Of the tuition revenue earned and received by NHI for the MTHE Program from students provided to NHI by Sonoma, NHI will subtract fifty percent (50%) to cover direct expenses and the remainder will be the Net Fees pursuant to Paragraph VI of the Agreement. Of the Net Fees, NHI shall pay Sonoma a Fee Percentage of twenty-five percent (25%) and NHI shall receive a Fee Percentage of seventy-five percent (75%). In addition, the Fee Percentage for Part II will also include terms to be mutually agreed upon to protect NHI's Emeryville campus from cannibalization.

FACILITIES FEE TO SONOMA

NHI shall pay Sonoma a fee for usage of their facilities of $50 per month per student. If the student was not in school the entire month, NHI shall pay Sonoma a pro rata percentage of this fee. Sonoma agrees to allow NHI to paint and decorate the classroom(s) to be used with prior approval from Sonoma on colors and style.

ALTERNATE TERMINATION

The Parties agree that NHI may not teach a schedule, unless mutually agreed otherwise, where there are less than five students actually starting the coursework. The Parties also agree that after six (6) months of operating the MTHE Program in San Francisco, NHI may cease to offer the program if the number of students in each actual start averages less than 10 students; provided, however, in the event of such cessation, the restrictions contained in the Non-Compete provision shall immediately cease.

                   TERMS APPLICABLE TO BOTH PART I AND PART II



PROGRAM COMMENCEMENT DATE.

The Program Commencement Date for Part I shall begin at the Effective Date of this Agreement. The Program Commencement Date for Part II shall begin on a date mutually agreed upon by both Parties provided that it is after all required approvals have been received and after the Program Commencement Date for the MTHE Program in Petaluma.

TUITION FEES AND COURSE BOOKS

The tuition fee for the MTHE Program offered is $12,175.

NON-COMPETE

Sonoma agrees that for a period from the Effective Date of this agreement until one (1) year after the termination of this Program, the only program it will offer in massage therapy in the counties of Marin, Sonoma, Napa, Yolo, Sacramento, Solano, Contra Costa, Alameda, San Joaquin, Santa Clara, Santa Cruz and San Mateo will be the Associate of Applied Science in Massage Therapy (AASMT) online program.

Sonoma acknowledges and agrees that the restrictive covenants set forth in this Section headed "Non-Compete" (the "RESTRICTIVE COVENANTS") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenants or any part thereof and, in its modified form, such Restrictive Covenants shall then be valid and enforceable.


Sonoma College, Inc                         National Holistic Institute, Inc.



By:                                         By:
   ----------------------------------          ---------------------------------
   Name: John Stalcup, Ph.D.                   Name: Mason Myers
   Title:   President                          Title:   President